                                     EX-99.2

                              AMENDED AND RESTATED
                                     OFFICE
                                      LEASE

                                ONE BOSTON PLACE

                                     BETWEEN

                             BRE/ONE BOSTON, L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY,

                                       AND

                   CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC.,
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

ARTICLE 1      REFERENCE DATA................................................. 2
ARTICLE 2      DEMISE......................................................... 4
ARTICLE 3      BASE RENT...................................................... 4
ARTICLE 4      ADDITIONAL RENT................................................ 5
 Section 4.1   Taxes.......................................................... 5
 Section 4.2   Operating Expenses............................................. 5
 Section 4.3   Manner of Payment.............................................. 5
 Section 4.4   Proration...................................................... 6
 Section 4.5   Landlord's Records............................................. 6
 Section 4.6   Electricity.................................................... 7
 Section 4.7   Rent and Other Charges......................................... 7
ARTICLE 5      COMMENCEMENT OF TERM........................................... 7
ARTICLE 6      CONDITION OF PREMISES.......................................... 8
ARTICLE 7      USE AND RULES.................................................. 8
ARTICLE 8      SERVICES AND UTILITIES......................................... 8
ARTICLE 9      ALTERATIONS AND LIENS..........................................11
ARTICLE 10     REPAIRS........................................................12
ARTICLE 11     CASUALTY DAMAGE................................................13
ARTICLE 12     INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS...................14
ARTICLE 13     CONDEMNATION...................................................15
ARTICLE 14     RETURN OF POSSESSION...........................................16
ARTICLE 15     HOLDING OVER...................................................17
ARTICLE 16     NO WAIVER......................................................17
ARTICLE 17     ATTORNEYS' FEES AND JURY TRIAL.................................18
ARTICLE 18     PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES............18
ARTICLE 19     SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION.............18
ARTICLE 20     ESTOPPEL CERTIFICATE...........................................20
ARTICLE 21     ASSIGNMENT AND SUBLETTING......................................20
 Section 21.1. Transfers......................................................20
 Section 21.2. Approval.......................................................21
 Section 21.3. Transfer Premium...............................................22
 Section 21.4. Recapture......................................................22
 Section 21.5. Terms of Consent...............................................22
 Section 21.6. Certain Transfers..............................................23
 Section 21.7. Related Party Transfers........................................23
 Section 21.8. Named Assignee Transfer........................................23
ARTICLE 22     RIGHTS RESERVED BY LANDLORD....................................24
ARTICLE 23     LANDLORD'S REMEDIES............................................26
 Section 23.1. Default........................................................26
 Section 23.2. Remedies.......................................................27
 Section 23.3. Remedies Cumulative............................................30
 Section 23.4. Late Charges and Interest......................................30
 Section 23.5. Certain Definitions............................................30

 Section 23.6. Removal........................................................30
 Section 23.7. Landlord Action................................................31
 Section 23.8. Other Default Matters..........................................31
ARTICLE 24     LANDLORD'S RIGHT TO CURE.......................................31
ARTICLE 25     CAPTIONS, DEFINITIONS AND SEVERABILITY.........................32
ARTICLE 26     CONVEYANCE BY LANDLORD AND LIABILITY...........................38
ARTICLE 27     INDEMNIFICATION................................................39
ARTICLE 28     SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS.............40
ARTICLE 29     COMMUNICATIONS AND COMPUTER LINES..............................40
 Section 29.1. Tenant Lines...................................................40
 Section 29.2. Landlord Lines.................................................41
 Section 29.3. Removal of Lines at Termination................................41
 Section 29.4. Line Problems..................................................41
ARTICLE 30     HAZARDOUS MATERIALS............................................42
ARTICLE 31     MISCELLANEOUS..................................................43
ARTICLE 32     OFFER..........................................................44
ARTICLE 33     NOTICES........................................................44
ARTICLE 34     REAL ESTATE BROKERS............................................44
ARTICLE 35     CONSTRUCTION ALLOWANCE.........................................45
ARTICLE 36     EXCULPATORY PROVISIONS.........................................45
ARTICLE 37     OPTION TO EXTEND...............................................46
ARTICLE 38     PARKING........................................................47
ARTICLE 39     SECURITY DEPOSIT...............................................47
ARTICLE 40     INTENTIONALLY OMITTED..........................................50
ARTICLE 41     ENTIRE AGREEMENT...............................................50

Rider One         Rules
Exhibit           A (Floor plan showing the portion of the 31st floor of the
                  Premises cross-hatched on Sheet A-1 and the portion of the
                  32nd floor of the Premises cross-hatched on Sheet A-2 which comprise the Premises demised hereunder)
Exhibit B         Landlord Workletter
Exhibit C         Workletter Agreement
Exhibit D         Subordination, Nondisturbance and Attornment Agreement

                                  OFFICE LEASE

        THIS AMENDED AND RESTATED LEASE made as of the ___ day of _______________, 2002, between BRE/ONE BOSTON, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC., a Delaware corporation, having a mailing address of One Boston Place, Boston, Massachusetts ("Tenant") 02108.

        WHEREAS, Landlord and Tenant's predecessor (Tenant's predecessor, Cambridge Strategic Management Group, Inc., a Massachusetts corporation reincorporated in Delaware by merging into Tenant, a wholly-owned subsidiary of Tenant's predecessor) entered into a lease (the "Original Lease") dated November 21, 2000, of certain premises comprised of the thirty-first (31st) and thirty-second (32nd) floors (containing approximately 40,070 rentable square feet) depicted on Exhibit A attached thereto in the building known as One Boston Place ("Building") located at One Boston Place, Boston, Massachusetts 02108; and

        WHEREAS, the term of the Original Lease has commenced and Tenant's construction has been completed and Landlord has paid in full the construction allowance referred to in Article 35 of the Original Lease; and

        WHEREAS, Tenant desires to divide the Original Lease into three separate leases, under one of which (this "Lease") Tenant will remain fully liable demising a portion of the premises demised under the Original Lease and being amended as more particularly set forth below and the other two leases (collectively, the "Assignable Leases") under which space comprising the balance of the premises demised under the Original Lease which may be assigned by Tenant to third parties (with Tenant remaining liable only to pay monthly as and when due the difference in monthly installments of Base Rent payments under the Original Lease with respect to the premises demised under the Assignable Leases, Landlord's security for the payment of such difference being limited to a letter of credit described in the Assignable Leases); and

        WHEREAS, Tenant intends to assign this Lease to CSMG Acquisition Sub, Inc. and Landlord is willing to permit such assignment on the terms and conditions described in this Lease; and

        WHEREAS, Landlord is willing to modify the terms of the Original Lease to accommodate the Tenant in consideration of certain guarantees and security otherwise provided by the Tenant.

        NOW, THEREFORE, Landlord and Tenant have agreed to amend and restate the Original Lease on the terms herein described while simultaneous with the execution and delivery hereof leasing under the Assignable Leases the balance of the premises originally demised to Tenant and accepting certain third parties as direct tenants of Landlord under the Assignable Leases.

                                   WITNESSETH:

                                    ARTICLE 1

                                 REFERENCE DATA

        Each reference in this Lease to one of the following terms shall incorporate the data set forth with respect to such term:

        A.     PREMISES:                       Initially, that certain space comprised of
                                               the thirty-first (31st) and thirty-second
                                               (32nd) floors (containing approximately 40,070
                                               rentable square feet) depicted on Exhibit A
                                               attached hereto in the building known as One
                                               Boston Place ("Building") located at One
                                               Boston Place, Boston, Massachusetts 02108
                                               ("Property", as further described in Article
                                               25) and from and after the date of this
                                               Amended and Restated Lease set forth above
                                               (the "Reduction Date"), that certain space
                                               comprised of a portion of the thirty-first
                                               (31st) floor and a portion of the
                                               thirty-second (32nd) floors (containing
                                               approximately 21,884 rentable square feet)
                                               depicted on Exhibit A-1 attached hereto in
                                               the Building.

        B.     TERM:                           The period commencing on the Commencement
                                               Date and ending on the Termination Date,
                                               unless sooner terminated as provided herein.

        C.     COMMENCEMENT DATE:              The date which Landlord delivers the Premises
                                               to Tenant with the Landlord's Work set forth
                                               on the Landlord Work Letter, attached hereto
                                               as Exhibit B substantially completed or, if
                                               earlier, the date on which Tenant commences
                                               Tenant Improvement Work (as defined in
                                               Exhibit  C).  The parties have agreed that
                                               the Commencement Date was March 10, 2001.

        D.     TENANT CONSTRUCTION PERIOD
               END DATE ("TCPE DATE")          The earlier of (1) the date when Tenant's
                                               Work is substantially completed, or
                                               (2) one hundred twenty (120) days
                                               after the Commencement Date.

        E.     RENT COMMENCEMENT DATE:         The day on which is 105 calendar days
                                               following the TCPE Date (e.g., if the TCPE
                                               Date is January 30, 2001, the Rent
                                               Commencement Date shall be May 15, 2001).
                                               The parties have agreed that the Rent
                                               Commencement Date is June 25, 2001.

        F.     TERMINATION DATE:               January 31, 2011, unless the Term is sooner
                                               terminated as provided herein.

        G.     BASE RENT:                      Subject to the provisions of Article 3, for
                                               the first Lease Year and through the day
                                               immediately prior to the Reduction Date, Base
                                               Rent shall be at an annual rate of
                                               $2,764,830.00 and monthly at a rate of
                                               $230,402.50 and thereafter through the last
                                               day of the fifth Lease Year Base Rent shall
                                               be at an annual rate of $1,509,996.00 and
                                               monthly at a rate of $125,833.00 and
                                               thereafter through the Termination Date, Base
                                               Rent shall be at an annual rate of
                                               $1,575,648.00 and monthly at a rate of
                                               $131,304.00.

        H.     OPERATING EXPENSE BASE YEAR:    Calendar Year 2001

        I.     TAX BASE YEAR:                  The fiscal year ending June 30, 2001

        J.     TENANT'S PRORATA SHARE:         Initially, 5.210% until the day immediately
                                               prior to the Reduction Date and thereafter
                                               2.845%, subject to adjustment as set forth in
                                               Section 25 (gg).

        K.     SECURITY DEPOSIT:               Letter of Credit, in the initial principal
                                               amount of $1,856,576, reduced to $1,012,762
                                               on the Reduction Date, subject to the terms
                                               of Article 39.

        L.     GUARANTOR:                      None

        M.     TENANT'S BROKER:                CB Richard Ellis--N.E. Partners, L.P.

        Further explanation of the terms set forth above may be set forth in the remaining Articles of this Lease. Capitalized terms used in this Lease shall have the meanings set forth in Article 25 of this Lease, except for (i) terms used in Exhibit B and Exhibit C and which are defined therein or name those Exhibits, (ii) terms which are commonly used names and (iii) terms which are defined above in this Article 1.

                                    ARTICLE 2

                                     DEMISE

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, subject to the provisions herein contained. The Term of this Lease shall commence on the Commencement Date and shall continue until the Termination Date, unless sooner terminated as provided herein. Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to the Rules: (a) the common lobbies, hallways, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others and if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor (the areas described in clauses (a) and (b) being referred to in this Lease, collectively, as the "Common Areas").

                                    ARTICLE 3

                                    BASE RENT

        Tenant shall pay Landlord the applicable Base Rent during each month of the Term beginning on the Rent Commencement Date, in advance on or before the first day of each calendar month during the Term. If the Rent Commencement Date is on a day other than the first day of a calendar month, or if the Term ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month. Rent shall be paid without any prior demand or notice therefore, and shall in all events be paid without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

                                    ARTICLE 4

                                 ADDITIONAL RENT

        Section 4.1 TAXES. Subject to Section 4.4, Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of the amount by which Taxes for any calendar year exceed Taxes for the Tax Base Year.

        Section 4.2 OPERATING EXPENSES. Subject to Section 4.4, Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of the amount by which Operating Expenses for any calendar year exceed Operating Expenses for the Operating Expense Base Year.

        Section 4.3 MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

            (a) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, commencing July 2001 with respect to Taxes and January 2002 with respect to Operating Expenses, in installments equal to one-twelfth of the annual estimate, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

            (b) Within one hundred and twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

            (c) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

            (d) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due; provided, however, if Tenant's estimated payments exceeded Tenant's actual obligation by ten percent (10%) or more, Tenant may elect, by notice to Landlord, to receive a refund of the unreimbursed excess. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

            (e) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses.

        Section 4.4 PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years and, respectively for the Tax Base Year and the Operating Expense Base Year, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred and sixty-five (365).

        Section 4.5 LANDLORD'S RECORDS. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. This Lease contemplates the computation of Taxes and Operating Expenses on a full accrual basis. Landlord reserves the right to change to a cash system of accounting and, in such event, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year, includes substantially the same recurring items. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than ninety (90) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefore to Landlord no later than sixty (60) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Section. If Tenant takes exception to any matter contained in such records as provided herein, Landlord shall refer the matter to an independent certified public accountant reasonably acceptable to Tenant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than three percent (3%). Landlord shall promptly reimburse Tenant for any amount so overbilled together with interest at the Default Rate on such overbilled amount from the last day of the period examined. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

        Section 4.6 ELECTRICITY. If the same shall be separately metered, Tenant shall pay, when due without penalty, directly to the utility company supplying the same all electrical charges for standard office lighting fixtures, and equipment and accessories customary for offices and for any special electrical equipment installed by Tenant in the Premises. If the same is submetered by Landlord, Tenant shall pay the amount of such charges within thirty (30) days of billing, directly to the Landlord using the rates that do not exceed those that would be applicable if Tenant were purchasing electricity directly from the utility. During such periods as the Premises are neither metered by the utility company nor submetered by Landlord, Tenant shall pay Landlord an electricity charge of $40,070 per Lease Year prior to the Reduction Date and $21,884.00 per Lease Year from and after the Reduction Date, proportionately increased for any Lease Year of more than 365 days, and proportionately decreased for any part of a Lease Year within the Term. Landlord may elect to bill a proportionate amount of such electricity charge on a monthly or quarterly basis.

        Section 4.7 RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property or at such other place as Landlord may designate.

                                    ARTICLE 5

                              COMMENCEMENT OF TERM

        If the Commencement Date does not occur by January 15, 2000, Tenant shall have the right to terminate this Lease by written notice to Landlord any time thereafter up until the date on which the Commencement Date occurs. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder, and any Security Deposit and Rent payments shall be returned to Tenant. Any delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the right to terminate this Lease described above. Landlord and Tenant shall enter into a supplement to this Lease setting forth the Commencement Date promptly after delivery to Tenant of the Premises with the Landlord's Work substantially completed. So long as Tenant, its architects, engineers, designers and contractors do not interfere with substantial completion of Landlord's Work, such persons shall be permitted access to the Premises prior to the Commencement Date for the purpose of designing, planning and constructing Tenant's Work. If Tenant shall be permitted to enter the Premises prior to the

Commencement Date for the purpose of occupying the same or commencing Tenant's Work under the Workletter attached hereto as Exhibit C, Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. For purposes of this Article 5, Landlord's Work shall be substantially complete when Landlord's Work has been completed except for such incomplete items as would not materially interfere with the Commencement and substantial completion of Tenant's Work under the Workletter.

                                    ARTICLE 6

                              CONDITION OF PREMISES

        Tenant has inspected the Premises, Property, Systems and Equipment, or has had an opportunity to do so, and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except (i) as expressly provided in this Lease or in any separate agreement that may be signed by the parties (ii) for any latent defects in the work to be performed under Exhibit B.

                                    ARTICLE 7

                                  USE AND RULES

        Tenant shall use the Premises for offices and uses incidental and customary to an office use and no other purpose whatsoever, in compliance with all applicable Laws, and without materially disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right reasonably to amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

                                    ARTICLE 8

                             SERVICES AND UTILITIES

        Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):

        (a) Electricity for standard office lighting fixtures, and equipment and accessories customary for offices provided: (1) the connected electrical load of all of the same does not exceed an average of 8 watts per rentable square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises), (2) the electricity will be at 120 volts, subject to standard and customary deviations in such voltage, and (3) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded.

        (b) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable Law, for occupancy of the Premises under normal business operations, from 8:00 A.M. until 6:00 P.M. Monday through Friday and 8:00 A.M. until 1:00 P.M. on Saturday, except on Holidays. Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant's use of power exceeds 8 watts per rentable square feet without providing adequate air-conditioning and ventilation therefore or if the number of individuals in the Premises exceeds one (1) per one hundred fifty (150) rentable square feet. If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilation during any season outside the hours and days above specified, Landlord shall furnish such for the area or areas specified in written request of Tenant delivered to building superintendent of Landlord before 3:00 P.M. of the business day preceding the extra usage period. For such services Tenant shall pay Landlord upon receipt of billing therefore, the standard charges from time to time established by Landlord; provided, however, during the first five (5) Lease Years, Tenant shall not incur any charges for the first thirty (30) hours per calendar week of extra usage and in no event will charges for such usage exceed the lowest rate charged by Landlord to any other tenant for extra usage by such tenant.

        (c) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

        (d) Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

        (e) Signage representation on the Building Directory commensurate with the representation afforded to other similarly sized tenants

        (f) Fully automatic elevator service as designed for the use of all tenants and the general public for access to and from all floors of the Building by passenger elevators daily from 8:00 A.M. to 6:00 P.M. (Saturdays to 1:00 P.M.), Sundays and Holidays excepted. Subject to Force Majeure Delay, reduced service, consisting of at least two automatic or manually operated elevators accessing the Premises from the lobby area, will be provided at all other times. Freight elevator service shall be available in common with other tenants from 7:00 A.M. to 6:00 P.M. daily (Saturdays, Sundays and Holidays excepted), with a thirty (30) minute time limit for deliveries, and at other times with longer time limits at reasonable charges and only by arrangement in advance with Building management. The Building will be operated as a building with twenty-four hour, seven day access, such access to be controlled during non-business hours.

        (g) Except with respect to heat and air conditioning for which provision is made in paragraph (b), Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to three (3) for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing.

        Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

        Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease, provided that if any such shortages, failures, variations or interruptions result in the Premises or a portion thereof being untenantable for more than seventy-two (72) consecutive hours, Base Rent and additional Rent shall thereafter abate in proportion to the untenantable portion of the Premises and for so long as such portion remains untenantable. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

        Landlord shall have the exclusive right 1) to choose the company or companies to provide electrical service to the Property and the Premises, 2) to aggregate the electrical service for the Property and the Premises with other buildings or properties, 3) to purchase electrical service through an agent, broker or buyer's group, and 4) to change the electrical service provider or manner of purchasing electrical service from time to time. Landlord shall be entitled to receive a reasonable fee (over and above any management fees or other fees) for the services Landlord performs in connection with the selection of utility companies and the administration and negotiation of contracts for the provision of electrical service, but in no event will such fee plus the cost of electrical service exceed that which Tenant would otherwise have paid if the service supplier had not changed.

        Landlord shall furnish and install at Tenant's expense all replacement lighting tubes, lamps, bulbs, and ballasts required in the Premises.

        Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                    ARTICLE 9

                              ALTERATIONS AND LIENS

        Tenant shall make no additions, changes, alterations or improvements (the "Alteration Work") to the Premises or the Systems and Equipment pertaining to the Premises without the prior written consent of Landlord, which so long as not affecting structure or any other area of the Property and not requiring an expenditure aggregating more than $25,000, shall not be unreasonably withheld or delayed. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Alteration Work will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Alteration Work shall be done. All Alteration Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. In all cases, Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead in reviewing Tenant's plans and specifications (not to exceed $1,000.00) and a charge of three percent (3%) of the cost of such Alteration Work, for performing any supervision of the Alteration Work. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Alteration Work.

        Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Alteration Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Alteration Work (once the same has been approved by Landlord and only after such approval) on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                                   ARTICLE 10

                                     REPAIRS

        Except for customary cleaning and trash removal provided by Landlord under Article 8, and damage covered under Article 11, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefore shall be reimbursed by Tenant promptly after request by Landlord. Except for the negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the Building structure and Common Areas and the Systems and Equipment in good and sanitary condition, working order and repair (the cost of which, other than if caused by the negligence or willful misconduct of Landlord, shall be included in Operating Expenses to the extent set forth in Article 25).

                                   ARTICLE 11

                                 CASUALTY DAMAGE

        If the Premises or any Common Areas providing access thereto shall be damaged by fire or other casualty, unless the lease of the Premises is terminated as described below, Landlord shall restore the Premises to the extent of available insurance proceeds. Such restoration, to the extent such proceeds permit, shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder which result in immaterial reconfiguration or de minimis reduction in area, any other modifications to the Common Areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof. Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), or if the Property shall be damaged by fire or other casualty or cause such that:
(a) repairs to the Premises and access thereto cannot reasonably be completed within one hundred and twenty days (120) after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage, and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (c) any Holder shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building. Tenant may elect to terminate this Lease by notifying Landlord in writing of such termination within sixty
(60) days after the date of damage if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within three hundred sixty (360) days after the casualty, or (b) more than twenty-five percent (25%) of the Premises is affected by the damage, and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Laws to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Article 11 represents the entire agreement between the parties respecting damage to the Premises or Property.

                                   ARTICLE 12

                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

        Tenant shall maintain during the Term commercial general liability insurance, with limits of not less than $3,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment for, damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Tenant's insurance shall be maintained with insurance companies licensed to do business in the Commonwealth of Massachusetts and having a Best's rating of not less than A-11.

        Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $3,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least the full insurable replacement value of the Building (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, as well as rental insurance and such other coverage as Landlord shall deem appropriate or that may be required by any Holder.

        Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord and such other parties as Landlord may designate from time to time as additional insureds) prior to the Commencement

Date, which shall state that such insurance coverage may not be changed or cancelled without at least twenty (20) days' prior written notice to Landlord, and shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. Landlord may periodically, but not more often than once in any five year period during the Term, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies." By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder by the party suffering such damage. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefore.

                                   ARTICLE 13

                                  CONDEMNATION

        If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred and eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights to be exercised within such period if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated to the extent any portion of the Premises becomes untenantable by reason of such taking.

                                   ARTICLE 14

                              RETURN OF POSSESSION

        At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 10, ordinary wear and tear excepted, and shall surrender all keys, any key cards, and any parking stickers or cards in the possession of Tenant or its employees (with an accounting of any that are missing and which were furnished by Landlord), to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice (other than items included in Tenant's Work set forth in Exhibit C and not noted by Landlord on the approved Working Drawings as subject to removal at the end of the Term) and restore the Premises to the condition prior to the installation of such items; provided, Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties in connection with entering this Lease (except as expressly provided to the contrary therein), or installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval). Notwithstanding any implication to the contrary in this Lease, in the event Tenant constructs an interior staircase between the two floors constituting the Premises, and obtains Landlord's consent thereto as provided in this Lease, Landlord shall not require that Tenant remove such staircase and restore the floor slab at the Termination Date. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises or the Building required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises or the Building by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                   ARTICLE 15

                                  HOLDING OVER

        Unless Landlord expressly agrees otherwise in writing, if Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, Tenant shall be treated as a tenant at sufferance and Tenant's occupancy shall be otherwise on the terms and conditions as set forth in this Lease, as far as applicable, except that Tenant shall pay in lieu of Rent, as a use and occupancy charge, for each calendar day or partial calendar day of holdover an amount equal to the Daily Holdover Rent: provided, however, in the event Landlord so elects by notice to the Tenant at any time during a period of holdover, from and after such notice is effective under the terms hereof, Tenant shall pay an amount equal to thirty-one (31) times the Daily Holdover Rent for each thirty (30) day period or part thereof during which Tenant continues to holdover in the Premises. Tenant shall, in addition, be liable for all damages sustained by Landlord on account of such retention. The foregoing provisions shall not serve as permission for Tenant to hold over, nor serve to extend the Term. Notwithstanding the foregoing, if Tenant notifies Landlord not less than six (6) months prior to the Termination Date that Tenant will hold over and stipulates the length of the holdover (not to exceed sixty
(60) days), the Tenant shall be permitted to hold over during the stipulated period at a rate per day for the first thirty (30) days of such holdover of 75% of the Daily Holdover Rent and of 100% of the Daily Holdover Rent for the next succeeding thirty (30) days but shall not be liable for any other damages of Landlord relating to the holdover for the so stipulated period, but, in all events if the Tenant holds over beyond the stipulated period, the Tenant shall, in addition to liability of the Daily Holdover Rent as set forth above in the first sentence of this Article 15, be liable for all damages sustained by Landlord on account of such retention. The foregoing provisions shall not serve as permission for Tenant to hold over except as specifically provided on notice timely given, nor serve to extend the Term.

                                   ARTICLE 16

                                    NO WAIVER

        No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 17

                         ATTORNEYS' FEES AND JURY TRIAL

        In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury. Attorneys' fees in connection with this amendment and restatement of the Original Lease and its trifurcation as described in the preamble to this Lease shall be paid by Tenant.

                                   ARTICLE 18

               PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

        Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Article 9 which is deemed to be personal property by any governmental agency or subdivision thereof. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord, In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation separately stating the amount of such impositions applicable to Tenant's property, Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

                                   ARTICLE 19

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

        This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees to attorn and pay Rent to any Holder which is a successor to Landlord hereunder or a purchaser at a foreclosure sale and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder, (iii) bound by any future modification of this Lease not consented to by such Holder, (iv) liable for any accrued obligation, act or omission of any prior landlord (including, without limitation, Landlord), whether prior to or after foreclosure or termination of the superior lease, as the case may be, (v) bound by any covenant to undertake or complete any improvement to the Building or the Premises, or to reimburse or pay Tenant for the cost of any such improvement, (vi) required to perform or provide any services not related to possession or quiet enjoyment of the Premises, or (vii) required to abide by any provisions for the diminution or abatement of Rent, other than the abatement resulting by reason of the Rent Commencement Date being after the TCPE Date. Any Holder may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. As long as any Mortgage is outstanding, Tenant agrees that Tenant shall not cancel, surrender, terminate, assign, amend or modify, or enter into any agreement to cancel, surrender, terminate, assign, amend or modify the Lease, without the prior written approval of such Holder. Any purported cancellation or surrender of this Lease without the prior written consent of the Holder shall be voidable by the Holder. In the event of any default on the part of Landlord, arising out of or accruing under the Lease, whereby the validity or the continued existence of the Lease might be impaired or terminated by Tenant, or Tenant might have a claim for partial or total eviction or abatement of Rent, Tenant shall not pursue any of its rights with respect to such default or claim, and no notice of termination of the Lease as a result of such default shall be effective, unless and until Tenant has given written notice of such default or claim to the applicable Holder (but not later than the time that Tenant notifies Landlord of such default or claim) and granted to such Holder a reasonable time, which shall not be less than the greater of (i) the period of time granted to Landlord under the Lease, or (ii) thirty (30) days, after the giving of such notice by Tenant to such Holder, to cure or to undertake the elimination of the basis for such default or claim, after the time when Landlord shall have become entitled under the Lease to cure the cause of such default or claim; it being expressly understood that (a) if such default or claim cannot reasonably be cured within such cure period, such Holder shall have such additional period of time to cure same as Tenant reasonably determines is necessary, so long as it continues to pursue such cure with reasonable diligence, and (b) such Holder's right to cure any such default or claim shall not be deemed to create any obligation for such Holder to cure or to undertake the elimination of any such default or claim. Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form. Landlord agrees to use reasonable commercial efforts to obtain from each such Holder an agreement in the form attached hereto as Exhibit D under which the Tenant, so long as it timely pays the Rent and other charges payable hereunder and otherwise timely complies with the terms and provisions of this Lease and agrees to attorn to such Holder in the event such Holder succeeds to the interest of the Landlord in the Building, will not be disturbed in its use and occupancy of the Premises under the terms and conditions of this Lease notwithstanding the foreclosure by such Holder of the interest of the Landlord.

                                   ARTICLE 20

                              ESTOPPEL CERTIFICATE

        Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefore) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 21

                            ASSIGNMENT AND SUBLETTING

        Section 21.1. TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld and which is hereby given with respect to the Named Assignee, as further described below:
(i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or
(iii) permit the occupancy of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred and eighty
(180) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefore, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer,
(d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require and (e) an offer executed by Tenant to the tenant under Lease dated November 24, 1980 from Cabot, Cabot & Forbes Co., Landlord's predecessor in interest, to The Boston Company Inc., to make an assignment or sublease to it upon the same terms and provisions applicable to such proposed assignment or sublease, provided that Tenant shall not be obligated to make such an offer if the proposed assignment or sublease is to be made to a Tenant Affiliate or if the aggregate amount of rentable floor area proposed to be assigned or sublet (whether pursuant to one or more subleases) is less than 10,000 square feet.

        Upon receipt from Tenant of such request, information and offer, Landlord shall promptly transmit such offer to tenant under said Lease dated November 24, 1980 who shall have a period of ten (10) days after its receipt thereof to accept the same in writing and if such an offer is not so accepted, or if such an offer is not required to be made, the provisions of Section 21.4 shall be applicable.

        The terms and provisions of any assignment or subletting permitted hereunder shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 21 so that Landlord and the aforesaid tenant under said Lease dated November 24, 1980 shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Seven Hundred and Fifty and 00/100 Dollars ($750.00) towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

        Section 21.2. APPROVAL. Landlord will not unreasonably withhold its consent to a Transfer of any Subject Space which Landlord does not elect to recapture, or which Landlord does not have the right to recapture, as provided in Section 21.4 below, provided the Transfer is on the terms specified in the notice under Section 21.1. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, or would be a significantly less prestigious occupant of the Property than Tenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease,
(iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Property, (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer, (vii) in the reasonable judgment of Landlord, such a Transfer would violate any material term, condition, covenant, or agreement of the Landlord involving the Property or any other tenant's lease within it; or (viii) Transferee is a tenant or an affiliate of a tenant of the Property or Landlord has proposed and is actively proposing that the Transferee or an affiliate shall become a tenant of the Property. If Landlord wrongfully withholds its consent to any

Transfer, Tenant's sole and exclusive remedy therefore shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

        Section 21.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions and marketing expense paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in cash unless an alternate form proposed is satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

        Section 21.4 RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, subject to the rights of the tenant under said Lease dated November 24, 1980, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer under Section 21.1., to recapture the Subject Space if the Subject Space comprises more than 50% of the Premises at the time the Transfer is proposed. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated and Tenant's Prorata Share redetermined on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

        Section 21.5. TERMS OF CONSENT. Except as provided below with regard to the Named Assignee, if Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified,
(b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to:
(i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Section 23.1, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

        Section 21.6 CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, as the case may be, or a transfer of a majority of partnership interests or membership interests, as the case may be, within a twelve month period, or the dissolution of the partnership or the limited liability company, as the case may be, and (b) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter, the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death or in connection with a public offering) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets.

        Section 21.7 RELATED PARTY TRANSFERS. Notwithstanding the provisions of
Section 21.1, Landlord's consent to a Transfer shall not be required (a) if the Transferee controls, is controlled by or is under common control with the Tenant originally named in this Lease or the Named Assignee, or (b) if the Transferee succeeds to the business of the Tenant originally named herein or the Named Assignee and is an entity into which Tenant or the Named Assignee has merged or with which Tenant or the Named Assignee has consolidated. In the event consent of the Landlord is not required as provided in this Section 21.7, the provisions of Section 21.3 and 21.4 shall not be applicable to such Transfer.

        Section 21.8 NAMED ASSIGNEE TRANSFER. Landlord hereby consents to the assignment of this Lease to CSMG Acquisition Sub, Inc., a Delaware corporation, ("Named Assignee"), a wholly-owned subsidiary of The Management Network Group, Inc., a Delaware corporation, ("TMNG"); TMNG by separate instrument, being executed and delivered simultaneously with such assignment, shall guarantee payment and performance of Named Assignee's obligations hereunder. Named Assignee, upon accepting such assignment and assuming the obligations of the Tenant hereunder by a separate assignment and assumption agreement approved by Landlord, shall succeed to all of the obligations and rights of the Tenant hereunder except Named Assignee shall not be liable for the obligations of Tenant for any period prior to the assignment to Named Assignee and the Tenant originally named herein shall be and remain solely liable for the obligations of such prior periods, provided, however, the Tenant originally named herein shall remain liable with respect to additional rent under Article 4 of this Lease accruing with respect to periods prior to the date of such assignment and not paid prior to the date of such assignment. Correspondingly, the Tenant originally named herein shall have no obligation with respect to liability for periods from and after the assignment to the Named Assignee. In the event of such assignment, Landlord acknowledges that the rights of recapture otherwise applicable to the Premises have been waived with respect to such assignment (but are effective with respect to any further assignment, sublet or transfer by the Named Assignee, or a successor to the Named Assignee under Section 21.7, attempting further to assign, sublet or transfer).

                                   ARTICLE 22

                           RIGHTS RESERVED BY LANDLORD

        Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

            (a) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease so long as no such business or service derogates from the first class office use and reputation of the Building; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

            (b) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair, or alter the Premises.

            (c) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed reasonably necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

            (d) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed) provided no such action shall materially interfere with Tenant's access to, or use of, the Premises. In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors, provided no such action shall materially interfere with Tenant's access to, or use of, the Premises.

            (e) To install, use and maintain in and through the Premises pipes, conduits, wires, ducts or mechanical installations serving the Building, provided such installation, use or maintenance does not materially interfere with the conduct of Tenant's business. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving or the servicing of equipment of Landlord to or from the enclosures containing such installations and Tenant further agrees that neither Tenant, nor its servants, employees, agents, visitors, licensees, or contractors shall at any time tamper with, adjust, or otherwise in any manner affect Landlord's mechanical installations.

            (f) To take any other action which Landlord deems reasonable in connection with the preservation of the Building or the Property.

            (g) To approve the weight, size, and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

            (h) To re-determine the rentable square footage of the Premises, the Building or the Property (or any part thereof) at any time during the Lease Term by remeasuring the area thereof in accordance with the then current ANSI/BOMA standards so long as any such remeasurement shall not result in an increase or decrease in Base Rent or additional Rent as set forth in this Lease or Tenant's Prorata Share for the balance of the Term as such Term may be extended pursuant to the provisions of this Lease.

        In connection with entering the Premises to exercise any of the foregoing rights, including without limitation under clause 5(a) or (b) of this
Article 22, Landlord shall: (i) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (ii) take reasonable steps to minimize any interference with Tenant's business. Furthermore, Landlord shall not, except in emergency, enter any portions of the Premises which Tenant has secured and which Tenant has notified Landlord are confidential areas.

                                   ARTICLE 23

                               LANDLORD'S REMEDIES

        Section 23.1. DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Section 23.2, below:

            (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within five (5) days after notice (provided that as to Base Rent only the first two (2) defaults in any twelve (12) month period shall be entitled to such cure period);

            (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is curable and is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter diligently pursues the cure of such failure and in fact completes said cure within a reasonable time after such notice;

            (iii) failure by Tenant to comply with the Rules, unless such failure is cured within thirty (30) days after notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter diligently pursues the cure of such failure and in fact completes said cure within a reasonably time after such notice thereof);

            (iv) the failure to take possession of the Premises within sixty
(60) days after the Commencement Date;

            (v)(a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors,

               (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days),

               (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days,

               (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease if not released or discharged within thirty (30) days, or

               (e) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature;

            (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21;

            (vii) cancellation of any guaranty of this Lease by any Guarantor;
or

            (viii) the occurrence of a Transfer of this Lease, or the Premises or any part thereof, in violation of Article 21.

        The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

        Section 23.2. REMEDIES. Upon the happening of any Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord's agents or servants may give to Tenant a notice (hereinafter called "notice of termination") terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

        In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord's agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this
Section 23.2, Tenant shall remain liable as hereinafter provided.

        The words "re-enter" and "re-entry" as used throughout this Article 23 are not restricted to their technical legal meanings.

        If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of a Default hereunder on the part of Tenant:

        (a) Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent and all other Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be re-let or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof, but, in the event the Premises be re-let by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in re-letting, after deduction of all reasonable expenses incurred in re-letting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

        Amounts received by Landlord after re-letting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such re-letting and such recovery not in any way to be diminished as a result of the fact that such re-letting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from re-letting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms, nor shall Tenant be entitled to any amount which the Landlord receives with respect to re-letting in excess of the aggregate of Tenant's obligations.

        (b) As an alternative to clause (a), upon Landlord's election, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 23.1, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article 23, and in lieu of all other such damages beyond the date of such notice, Tenant shall promptly pay to Landlord upon such notice, as liquidated damages, an amount of money equal to the sum of:
(i) any unpaid Rent as of the termination date including interest at the Default Rate, (ii) any unpaid Rent which would have accrued after the termination date through the time of payment including interest at the Default Rate to the date of payment, (iii) the present value of any unpaid Rent which would have accrued after the time of payment during the balance of the Term, less the present value of the fair market rental value of the Premises for such period, after deduction from such fair market rental value of the Premises of Costs of Re-letting for such balance of the Term (such net amount not to be less than zero in any event, it being the intention of the parties that Landlord shall have no obligation to pay to Tenant or to offset against other sums Tenant owes to Landlord the excess, if any, of the present value of fair market rental value over the present value of said unpaid Rent), and (iv) any other amounts necessary to compensate Landlord for all damages caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the termination date. Fair market rental value, Costs of Re-letting and the aforesaid projection of Tenant's Prorata Share of Taxes and Operating Expenses shall be determined as reasonably estimated by Landlord. Present value shall be computed on the basis of a discount rate equal to the then-current yield on United States Treasury obligations having a maturity approximately equal to the residue of the Lease Term as determined by Landlord.

        Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

        In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 23.2, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this ARTICLE 23 or otherwise terminated by breach of any obligation of Tenant and before such full recovery, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of the Rent payable for the twelve (12) months ended next prior to the such termination plus the amount of Rent of any kind accrued and unpaid at the time of such election plus any and all expenses which the Landlord may have incurred for and with respect to the collection of any of such rent.

        Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

        Section 23.3. REMEDIES CUMULATIVE. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Section 23.2 above), of any Law and other provisions of this Lease, without prior demand or notice except as required by applicable Law, including without limitation the right to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        Section 23.4. LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if Rent is not received within five (5) days after its due date. In addition, any Rent paid after it is due shall accrue interest from the due date at the Default Rate, until payment is received by Landlord. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

        Section 23.5. CERTAIN DEFINITIONS. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons to whom Landlord re-lets the Premises or any portion thereof pursuant to this Article.

        Section 23.6. REMOVAL. Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of Law, to which Tenant is or may be entitled, may be handled, removed, or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk, costs, and expense, and Landlord shall in no event be responsible for the value, preservation, or safekeeping of that property. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in any removal and all storage charges against that property as long as the same shall be in Landlord's possession or under the Landlord's control. Any property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term shall be conclusively presumed to have been abandoned by Tenant.

        Section 23.7. LANDLORD ACTION. If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable and in that connection pay expenses and employ counsel. All sums paid by Landlord and all costs, charges, and expenses incurred by Landlord in enforcing Tenant's obligations under this Lease or incurred by Landlord in any litigation, negotiation, or transaction in which Tenant causes Landlord, without Landlord's fault, to be involved or concerned (including, but not limited to attorneys' fees and costs) shall be payable upon demand, together with interest at the Default Rate from the date of such failure by Tenant.

        Section 23.8. OTHER DEFAULT MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, re-letting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                   ARTICLE 24

                            LANDLORD'S RIGHT TO CURE

        If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter within a reasonable time cures. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, except as otherwise stated herein.

                                   ARTICLE 25

                     CAPTIONS, DEFINITIONS AND SEVERABILITY

        The captions of the Articles and Sections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

            (a) "ANSI/BOMA" shall mean the measurement standards applicable to areas of the Building

            (b) "Alteration Work" shall have the meaning specified therefore in
Article 9.

            (c) "Building" shall mean the structure identified in Article 1 of this Lease.

            (d) "Costs of Re-Letting" shall have the meaning specified therefore in Section 23.5.

            (e) "Daily Holdover Rent" shall mean an amount equal to 200% of the greater of (x) the Rent payable during the last year of the Term or (y) the Fair Market Rental Rate as reasonably determined by the Landlord divided by 365.

            (f) "Default" shall have the meaning specified therefore in Section 23.1.

            (g) "Default Rate" shall mean three percent (3%) per annum over the Prime Rate from time to time of Chase Bank, N.A., or the highest rate permitted by applicable Law, whichever shall be less.

            (h) "Extension Period" shall have the meaning specified therefore in
Article 37.

            (i) "Fair Market Rental Rate" shall have the meaning specified therefore in Article 37.

            (j) "Force Majeure Delay" shall mean any cause beyond the reasonable control of Landlord, including, without limitation, strikes, lockouts, labor trouble, disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties and acts of God.

            (k) "Hazardous Material" shall have the meaning specified therefore in Article 30.

            (l) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

            (m) "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

            (n) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, members, managers, affiliates, successors and assigns.

            (o) "Laws" or "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

            (p) "Lease Year" shall mean each consecutive twelve (12) month period commencing on the day immediately following the TCPE Date, provided, however, if the TCPE Date is not the last day of a calendar month, the first Lease Year shall end on the last day of the twelfth full calendar month after the TCPE Date and successive Lease Years shall be the twelve (12) calendar month periods succeeding the first Lease Year.

            (q) "Lines" shall have the meaning specified therefore in Section 29.1.

            (r) "Line Problems" shall have the meaning specified therefore in
Section 29.4.

            (s) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

            (t) "Named Assignee" shall have the meaning specified therefore in
Section 21.8.

            (u) "Net Re-Letting Proceeds" shall have the meaning specified therefore in Section 23.5.

            (v) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay, or accrue for, during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including without limitation, any amounts paid for: (i) utilities for the Property, including but not limited to electricity (limited as provided in Section 4.6 above), power, gas, steam, chilled water, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (ii) permits, licenses and certificates necessary to operate, manage and lease the Property, (iii) insurance applicable to the Property, but not limited to the amount of coverage Landlord is required to provide under this Lease, (iv) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (v) reasonable and customary accounting, legal and other services relating to the Property, (vi) any equipment rental of any kind, provided same is not considered a capital expense under generally accepted accounting principles, or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (vii) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, and (viii) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

               A. depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

               B. capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items (other than Systems and Equipment) located in the Common Areas required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives, or (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures; and

               C. Costs incurred in renovating the lobby area of the Building.

            (w) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

            (x) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant. If the Building shall be part of a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, the Property shall, at Landlord's option also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate.

            (y) "Qualified Costs" shall mean actual, out-of-pocket, hard and soft costs for (a) preparation of drawings and other expenses reasonably incurred in connection with initial construction, (c) construction of the Premises in accordance with the Working Drawings (as defined in Exhibit C hereto) as modified by the cost of Changes to the Work (as described in Exhibit C hereto), (d) wiring and cabling in the Premises, (e) the costs of a satellite dish and generator, as well as (f) architectural, engineering and other professional fees associated with the foregoing.

            (z) "Rent" shall have the meaning specified therefore in Section
4.6.

            (aa) "Replacement Tenants" shall have the meaning specified therefore in Section 23.5.

            (bb) "Rules" shall have the meaning specified therefore in Rider
One.

            (cc) "Statement" shall have the meaning specified therefore in
Article 4.

            (dd) "Subject Space" shall have the meaning specified therefore in
Article 21.

            (ee) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

            (ff) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 18), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessments or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

            (gg) "Tenant Affiliate" shall mean (i) any corporation, partnership, trust, association or other business organization directly or indirectly (through other entities or otherwise) owning, controlling or holding, whether with or without the power to vote, 30% or more of the entire beneficial interest in Tenant or any successor of Tenant whether by merger, consolidation or acquisition of all or substantially all of the assets of either of them respectively, (ii) any corporation or trust with transferable shares, 30% or more of whose outstanding capital stock or shares of beneficial interest of any class is directly or indirectly (through other entities or otherwise) owned, controlled or held, whether with or without the power to vote, by Tenant or by any successor of Tenant whether by merger, consolidation or acquisition of all or substantially all the assets of Tenant or by any entity described in subclause (i) of this clause (ff), and (iii) any partnership, association or other business organization, 30% or more of the beneficial interest in which, whether with or without the power to vote, is directly or indirectly (through other entities or otherwise) owned, controlled or held by Tenant or by such successor respectively or by any entity described in subclause (i) of this clause (gg).

            (hh) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the percentage set forth in Article 1; provided, however, if the Property shall contain non-office uses, Landlord shall have the right, but not the obligation, to determine in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion of the Property, in which event Landlord shall exclude the amount of Taxes and Operating Expenses attributable to the non-office use portion of the Property and Tenant's Prorata Share shall be correspondingly revised and based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their respective premises, in computing Tenant's Prorata Share.

            (ii) "Transfer" shall have the meaning specified therefore in
Article 21.

            (jj) "Transferee" shall have the meaning specified therefore in
Article 21.

            (kk) "Transfer Premium" shall have the meaning specified therefore in Section 21.3.

                                   ARTICLE 26

                      CONVEYANCE BY LANDLORD AND LIABILITY

        In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

                                   ARTICLE 27

                                 INDEMNIFICATION

        Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any Alteration Work, the installation, maintenance, use or removal of any Lines located in or serving the Premises, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any Hazardous Material (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or negligent acts of Landlord or Landlord's agents or employees.

                                   ARTICLE 28

               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

        The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 12. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                                   ARTICLE 29

                        COMMUNICATIONS AND COMPUTER LINES

        Section 29.1. TENANT LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related electronic signal transmission devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of
Article 9, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not materially interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefore (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void.

        Section 29.2. LANDLORD LINES. Landlord may (but shall not have the obligation to): (a) install new Lines at the Property, (b) create additional space for Lines at the Property, and (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25.

        Section 29.3. REMOVAL OF LINES AT TERMINATION. Notwithstanding anything to the contrary contained in Article 14, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord so notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable
Law).

        Section 29.4. LINE PROBLEMS. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Tenant's requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                   ARTICLE 30

                               HAZARDOUS MATERIALS

        Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefore, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

        At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefore, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law.

        The term "Hazardous Material" for purposes of this Lease shall mean petroleum products and any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC Section 9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

        If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall, at Landlord's request, immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. At Landlord's option and in any case if Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law).

                                   ARTICLE 31

                                  MISCELLANEOUS

        (a) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

        (b) This Lease shall not be recorded. A memorandum of lease or short form lease complying with applicable Laws so as to provide notice of this Lease and acceptable to Landlord may be recorded by Tenant.

        (c) This Lease shall be construed in accordance with the Laws of the Commonwealth of Massachusetts.

        (d) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

        (e) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

        (f) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

                                   ARTICLE 32

                                      OFFER

        The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of fifteen (15) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord's option (and shall, if required by applicable Law), deposit any security deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                                   ARTICLE 33

                                     NOTICES

        Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease and to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Dennis J. White, Esq., and if to Landlord, at the Office of the Building, One Boston Place, Boston, Massachusetts 02108 Attention: General Manager, and to BRE/One Boston, L.L.C. c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention: Asset Manager -- One Boston Place, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein. Notices refused shall be deemed to have been received on the date of refusal.

                                   ARTICLE 34

                               REAL ESTATE BROKERS

        Tenant represents that Tenant has dealt only with CB Richard Ellis-N.E. Partners, L.P. (whose commissions, if any, with respect to the trifurcation of the Original Lease as described in the preamble to this Lease and the transactions associated therewith, shall be paid by Tenant) as brokers, agents or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. Landlord represents that Landlord has dealt only with CB Richard Ellis-N.E. Partners, L.P. as brokers, agents or finder in connection with this Lease and agrees to indemnify and hold Tenant harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Landlord has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. Tenant shall indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amended and Restated Lease and the Assignable Leases.

                                   ARTICLE 35

                             CONSTRUCTION ALLOWANCE

        Landlord shall pay to Tenant of $1,702,800.00 ("Landlord's Construction Allowance") (computed on the basis of $40.00 per rentable square foot and including $100,000 in lieu of Landlord relocation of convection units) in accordance with Exhibit C hereto, or if less, the amount of Qualified Costs plus $100,000. Landlord and Tenant acknowledge that all amounts due hereunder have been paid.

                                   ARTICLE 36

                             EXCULPATORY PROVISIONS

        It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings, and agreements in the Lease made on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by Landlord or for the purposes or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building to the terms of this Lease and for no other purpose whatsoever. In case of default under this Lease by Landlord, Tenant shall look solely to the interests of Landlord in the Building and neither Landlord nor its members, officers, directors, agents or employees shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained in this Lease. In no event shall either party be liable for special or consequential damages by reason of any breach by such party of its obligations hereunder except as provided in
Article 15 of this Lease.

                                   ARTICLE 37

                                OPTION TO EXTEND

        Tenant is hereby granted an option to extend the Term for two (2) additional periods of five (5) consecutive Lease Years (each, an "Extension Period"), the first Extension Period commencing immediately after the Termination Date originally set forth herein, and the second Extension Period commencing at the end of the first Extension Period (but only if the option for the first Extension Period was exercised), on the same terms and conditions in effect under the Lease immediately prior to the start of such Extension Period other than Base Rent, except that after the exercise of the first option to extend, Tenant shall have one further option to extend and thereafter Tenant shall have no further right to extend. Base Rent during an Extension Period shall be the Fair Market Rental Rate, as defined below, for each Lease Year during the Extension Period.

        The option to extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than eighteen
(18) months and no later than twelve (12) months prior to the then Termination Date. Said exercise shall, at Landlord's election, be null and void if Tenant is in Default beyond applicable periods of notice and grace under the Lease at the date of said notice or at any time thereafter and prior to commencement of the Extension Period with respect to which the option to extend was exercised. Furthermore, if Tenant is in Default at any such time, but not beyond applicable periods of notice and grace, and subsequently the applicable period of notice and grace expires without cure, said exercise shall, at Landlord's election, be null and void as if Tenant had not exercised.

        If Tenant shall fail timely to exercise an option herein provided, said option shall terminate, and if Tenant fails timely to exercise the first option to extend, the second option to extend shall also terminate and a terminated option shall be null and void and of no further force and effect. Tenant's exercise of an option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term, shall simultaneously terminate and become null and void; provided, however, without limiting the foregoing, an assignment to an assignee which has been consented to by Landlord shall not constitute a termination of Tenant's right to possession of the Premises. Time is of the essence of this provision.

        "Fair Market Rental Rate" for an Extension Period shall mean the annual base rent that Landlord should reasonably be able to obtain for the Premises during the applicable Extension Period as determined by Landlord in its reasonable judgment, at the time Tenant exercises the option to extend the Term. Fair Market Rental Rate shall be based upon the prevailing rental rate for space comparable to the Premises in terms of size, location, condition and other relevant factors, and taking into account the length of the Extension Period, the permitted use and the other provisions of the Lease. In no event shall the Fair Market Rental Rate be less than the Base Rent for the Lease Year ending immediately prior to the beginning of the subject Extension Period. If Tenant disputes Landlord's determination of the Fair Market Rental Rate, Tenant may notify Landlord in writing within thirty (30) days after Landlord notifies Tenant of such determination that Tenant either (1) rescinds its exercise of an Extension Period (in which case Tenant shall have no further right to extend the Term) or (2) require that each of Landlord and Tenant retain, at its own expense, a qualified real estate appraiser familiar with office rental rates in the City of Boston, having at least five (5) years experience. If such appraisers agree as to the Fair Market Rental Rate, their determination shall be binding upon Landlord and Tenant for purposes of establishing the rental payable under this Lease for an Extension Period. If such appraisers cannot agree as to the Fair Market Rental Rate, they shall jointly select a third qualified real estate appraiser familiar with office rental rates in the City of Boston, having at least five (5) years experience, whose fees and expenses shall be shared equally by Landlord and Tenant. This third appraiser's determination of the Fair Market Rental Rate shall be binding upon Landlord and Tenant for purposes of establishing the rental payable under this Lease for an Extension Period.

                                   ARTICLE 38

                                     PARKING

        Landlord shall arrange with the operator of the Washington Square Garage adjacent to the Building for Tenant to have the right to five (5) parking spaces in such garage under an agreement directly with the operator of such garage at prevailing rates of the operator from time to time.

                                   ARTICLE 39

                                SECURITY DEPOSIT

        Tenant shall deposit with Landlord a letter of credit issued by a banking institution of sufficient financial standing (as Landlord shall reasonably determine) having an office in Boston, Massachusetts against which such letter of credit may be drawn, in the amount of One Million Eight Hundred Fifty-Six Thousand Five Hundred Seventy-Six and 00/100 Dollars ($1,856,576) (such amount, as the same may be reduced in accordance with the provisions hereof, together with any cash deposited with the Landlord in accordance herewith, the "Security Deposit"). Such letter of credit shall be replaced (and the existing letter of credit returned to the Tenant originally named herein together with a letter to the issuer, Sovereign Bank, from Landlord requesting that the letter of credit be cancelled) by a letter of credit provided by the Named Assignee in the amount of One Million Twelve Thousand Seven Hundred Sixty-Two and 00/100 Dollars

($1,012,762) issued by such a banking institution in the event of an assignment to the Named Assignee. The letter of credit shall be unconditional, irrevocable and in favor of Landlord, its successors or assigns, and shall provide that it may be drawn upon "at sight" upon presentation by Landlord to the issuer of only a statement certified by Landlord to the effect that a Default by Tenant has occurred under its Lease with Landlord and that Tenant has failed to cure such Default within the applicable period, if any, of notice and grace, or that Landlord is otherwise entitled to draw thereunder pursuant to the terms and conditions of this Lease. The letter of credit shall provide that it shall remain in force for a period beginning on the Commencement Date and ending January 31, 2011, or for a lesser period provided any letter of credit expiring prior to January 31, 2011, shall be replaced not later than thirty (30) days prior to its expiration by a letter of credit on all of the terms otherwise required hereunder and the failure timely to replace such letter of credit shall be a default with respect to which Landlord shall have the right to draw the full amount of the letter of credit and retain the same as a cash security deposit. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount in cash sufficient to restore the Security Deposit to the amount required pursuant to this Lease as of such time or a new letter of credit (supplementing the existing partially drawn letter of credit which Landlord shall retain if Landlord drew less than the full amount drawable thereunder) in the amount drawn by Landlord under the existing letter of credit and otherwise complying with all terms and conditions of the letter of credit hereunder. Landlord shall not be required to keep any cash portion of the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining cash portion of the Security Deposit and the letter of credit (as reduced by any amount drawn thereon pursuant hereto) shall be returned to Tenant within thirty (30) days after Tenant has vacated the Premises and complied with all the terms of this Lease. In the event this Lease is assigned to the Named Assignee as provided in Section 21.8, but not otherwise, the face amount of the letter of credit may be reduced upon the stated reduction dates (the "Scheduled Reduction Dates") and in the respective amounts set forth in the following schedule, provided that (i) Tenant gives Landlord written notice of its election to effect such a reduction (a "Reduction Notice") at least thirty (30) days prior to the applicable Scheduled Reduction Date, (ii) the Reduction Conditions (as defined below) with respect to the applicable Scheduled Reduction Date have been satisfied, and (iii) the Reduction Conditions with respect to all prior Scheduled Reduction Dates (as the same may have been extended as set forth below) have been satisfied.


               REDUCTION DATE                             REDUCED FACE AMOUNT
               --------------                             -------------------
                 May 15,2002                                  $886,167.00

                May 15, 2003                                  $632,976.00

                May 15, 2004                                  $379,786.00

                May 15, 2005                                  $272,750.00


        For purposes of this Article 39, the Reduction Conditions are as follows: (a) Tenant shall not have been in Default under this Lease at any time between the date this Lease was assigned to the Named Assignee and that date which is three (3) business days prior to the applicable Scheduled Reduction Date; and (b) Tenant is not in default of any obligation under this Lease as of that date which is four (4) business days prior to the applicable Scheduled Reduction Date, provided, however, if the applicable period of notice, grace and cure (the "Cure Period") relating to such default has not expired as of that date which is four (4) business days prior to the applicable Scheduled Reduction Date, Tenant shall have the right to cure such default on or prior to the expiration date of such Cure Period, and, upon timely effectuating such cure, to give Landlord a notice of cure and confirmation of its election to reduce the letter of credit (a "Cure/Reduction Confirmation Notice") and the applicable Scheduled Reduction Date shall be extended to the date which is three (3) business days after the date on which the Landlord receives the Cure/Reduction Confirmation Notice. If the Reduction Conditions are not satisfied in respect of any Scheduled Reduction Date (as such date may be extended as provided above), Tenant shall have no further right to reduce the face amount of the letter of credit which shall thereafter throughout the term remain at the amount then in effect.

        Landlord agrees that (a) in the event Landlord receives a Reduction Notice in a timely manner and the Reduction Conditions are satisfied, it shall not less than three (3) business days prior to the Scheduled Reduction Date give to the issuer of the letter credit (the "Issuer") a written certification as to the reduction in the face amount of the letter of credit in the appropriate amount on the Scheduled Reduction Date (a "Landlord Certification"); and (b) in the event Landlord receives a Cure/Reduction Confirmation Notice in a timely manner and the Reduction Conditions with respect to the applicable Scheduled Reduction Date (as the same may have been extended as provided herein) have theretofore been satisfied, it shall not more than three (3) business days after receiving such Cure/Reduction Confirmation Notice give to the Issuer the Landlord Certification.

        In the event Landlord is required under the foregoing provisions to provide the Issuer with a Landlord Certification and it does not do so in a timely fashion, Tenant, shall, within ten (10) days of the date on which such Landlord Certification should have been provided to Issuer, send Landlord written notice of such failure together with an invoice as to Tenant's direct costs as of a date that is five (5) business days following the date of such notice (the "Settlement Amount"). In such circumstances, Landlord shall be liable to Tenant for the direct costs incurred by Tenant as a result thereof, including, without limitation, reasonable attorney's fees, any special charges imposed by the Issuer to issue the reduced letter of credit that would not have been imposed but for Landlord's delay in issuing the Landlord Certification, per diem charges incurred by Tenant applicable to the amount by which the letter of credit should have been reduced (the "Reduction Amount"), and interest on the Reduction Amount calculated on a per diem basis based on a 365 day year at the Default Rate. The foregoing damages shall continue to accrue until three (3) business days after the Landlord gives the Landlord Certification. In the event Landlord does not pay the Settlement Amount as of the date set forth in Tenant's notice and invoice, Tenant may avail itself of all the rights and remedies available to it at law or in equity to recover amounts so owed. Without limiting Tenant's rights and remedies, and in addition to all other amounts Landlord is obligated to pay arising from its failure to pay the Settlement Amount invoiced as aforesaid, Tenant shall be entitled to all costs an expenses, including reasonable attorney's fees, incurred by Tenant in enforcing its rights under this Article 39.

                                   ARTICLE 40

                              INTENTIONALLY OMITTED

                                   ARTICLE 41

                                ENTIRE AGREEMENT

        This Lease, together with Rider One, Exhibit A, Exhibit B and Exhibit C (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relative to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

                             [SIGNATURES TO FOLLOW]

        IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                            LANDLORD:

                                            BRE/ONE BOSTON, L.L.C.,
                                            a Delaware limited liability company


                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------



                                            TENANT:

                                            CAMBRIDGE STRATEGIC
                                            MANAGEMENT GROUP, INC.


                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------

                                    RIDER ONE

                                      RULES

        1. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:30 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

        2. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

        3. Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

        4. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.



                                 Rider One -1-

        5. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. All deliveries shall be received at the loading dock facilities on the Court Square side of the Building. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefore first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Property shall have rubber wheels.

        6. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of sofas and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

        7. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefore by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefore.

        8. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the


                                 Rider One -2-

Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

        9. Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

        10. The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

        11. The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

        12. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).

        13. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

        14. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation


                                 Rider One -3-
services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

        15. Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

        16. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

        17. Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

        18. Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity,
(vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor
(xiv) do or permit anything to be done upon the Premises in any way tending disturb any other tenant at the Property or the occupants of neighboring property.


                                 Rider One -4-

                                    EXHIBIT A

 (Floor plan showing the 31st floor of the Premises cross-hatched on Sheet A-1 and the 32nd floor of the Premises crosshatched on Sheet A-2)



                                 [See Attached]



                                  Exhibit A-1

                                    EXHIBIT B

                               LANDLORD WORKLETTER

        Prior to the Commencement Date, Landlord shall demolish the existing tenant improvements. All exposed structural steel shall have been fireproofed. The main sprinkler loop shall have been installed. Convectors on the 31st floor shall be reconditioned inside and new convector covers shall be provided. Convector covers on the 32nd floor will be installed and in paintable condition. Bathrooms within the Premises shall have been refurbished so as to comply with the requirements of the Americans with Disabilities Act. The Premises shall be in broom clean condition.

                                  Exhibit B-1

                                    EXHIBIT C

                              WORKLETTER AGREEMENT



        This is the Work Letter referred to and specifically made a part of the Lease to which this Exhibit C is attached, covering Premises, as more particularly described in said Lease, in the Building known as One Boston Place, Boston, Massachusetts.

        A. Space Design Package

            Landlord shall not later than the date of execution of this Lease furnish to Tenant one (1) reproducible sepia and one (1) blue-line print of the demise layout of the Premises, and the Landlord's design guidelines, and Landlord's standard improvement details which gives the technical and design information relative to the Premises, (collectively, "Landlord's Space Design Package").

        B. Space Layout

        1. Within fifteen (15) days after receipt of the Landlord's Space Design Package, (the "Space Layout Delivery Date"), Tenant agrees to deliver to Landlord one (1) set of sepia reproducibles and two
               (2) sets of blue-line prints of Tenant's approved Space Layout (the "Space Layout") of the Premises sufficiently complete to permit preparation of architectural, structural, plumbing, fire protection, mechanical and electrical engineering drawings for the Premises. The Space Layout shall designate and include all Tenant finish work ("Tenant Improvement Work") and shall specifically include, without limitation:

               a.     Partition layout and door location;

               b. Electrical outlet locations, data cable, sound system, paging system, etc. and anticipated usage thereof.

               c.     Tenant's telephone system indicating location of outlets.

               d. Reflected ceiling plan, including ceiling grid, lighting, switching, sprinkler, diffusers, registers, speakers and all other items necessary for the engineering design to be incorporated in the Working Drawings (hereinafter defined).

               e. Tenant's anticipated occupancy loads for any area in which such occupancy load is expected to be in excess of building standard heating, ventilation, air conditioning, electrical and structural


                                  Exhibit C-1
                      designs (e.g., computer rooms, print/copy machines, equipment to be used in any luncheon areas, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require structural, mechanical, fire protection, electrical, or life safety modifications [above that set forth in Landlord's standard improvements details]).

        2. Within ten (10) days of Landlord's receipt of Tenant's Space Layout, Landlord shall review the same for compliance with the intended space usage requirements of the Premises consistent with the Lease, and return to Tenant one (1) sepia of the same with Landlord's comments.

        3. Landlord's review of the Space Layout shall not imply (i) approval by Landlord as to compliance of the Space Layout with the requirements of applicable codes, rules or regulations of any governmental agencies having jurisdiction over the Premises or
               (ii) the Space Layout's compatibility with the Building's shell and core construction. Tenant understands that the obtaining of all permits to comply with all applicable codes, rules and regulations and the compatibility of the Space Layout with the Building's shell and core construction is Tenant's responsibility.

        C. Working Drawings

        1. Within twenty (20) business days (the "Working Drawing Delivery Date") after Tenant's receipt of Landlord's comments under Section B(2) above, Tenant agrees to deliver to Landlord one (1) set of sepia reproducibles and three (3) sets of blue-line prints of working drawings and specifications for the Premises (hereinafter referred to collectively as "Working Drawings") prepared, at Tenant's sole cost and expense by an architect ("Tenant's Architect") licensed in the Commonwealth of Massachusetts and reasonably acceptable to Landlord. Tenant's Architect shall retain reasonably acceptable engineers to prepare all structural, plumbing, fire protection, mechanical and electrical engineering aspects of the Working Drawings.

        2. Within ten (10) business days after receipt of Tenant's Working Drawings, Landlord shall return to Tenant one (1) sepia set of same marked "Approved", "Approved as Noted", or "Disapproved as Noted, Revise and Resubmit". If said Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit", such drawings shall be revised by Tenant and resubmitted to Landlord within ten (10) days and the same procedure shall be repeated until Landlord fully approves the Working Drawings.


                                  Exhibit C-2

        3. It is understood that the Working Drawings are to be consistent with and a logical extension of the approved Space Layout. Any inconsistencies between the Working Drawings and the shell and core construction of the Building shall be Tenant's sole responsibility. Tenant shall also be solely responsible for the completeness of the Working Drawings.

        4. In the event Landlord approves the Working Drawings, such approval shall not limit Landlord's right to require changes in portions of the Working Drawings which are incompatible with Landlord's Design Guidelines or which adversely affect Building structure, systems or the availability to Landlord of third party warranties. When the Working Drawings are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Working Drawings.

        Landlord and Tenant acknowledge and agree that as of the date of this Lease, both parties have complied with all of their obligations under Paragraphs A, B and subparagraph C(1) of this Exhibit C.

        D. Construction of Premises

            Promptly after Landlord's approval of the Working Drawings, Tenant shall obtain permits, complete selection of contractors and subcontractors reasonably acceptable to Landlord and thereafter cause construction work in the Premises to commence in accordance with the Working Drawings and to be diligently prosecuted to completion.

        E. Payment for Tenant Improvement Work

            Tenant shall submit to Landlord monthly requests for payment (each, a "Request for Payment") as Qualified Costs (as defined in the Lease to which this Exhibit C is attached) are incurred. Each such Request for Payment shall be for the Qualified Costs incurred in or prior to the date of the Request for Payment less amounts covered by any prior Request for Payment and less the customary retainage with respect to all such Qualified Costs incurred. Landlord shall make payments under each Request for Payment as follows: With respect to the first such Request for Payment an amount equal to $100,000 (and if the first Request for Payment is for less than $100,000, the balance of such $100,000 shall be paid with respect to the next succeeding Request(s) for Payment until paid) plus 85% of the balance, if any, of the amount set forth in the first Request for Payment and thereafter 85% of the amount properly set forth in Requests for Payment. Each such Request for Payment, in standard form, need not reflect amounts that have been previously paid by Tenant, but shall be otherwise complete and shall be accompanied by lien waivers as to all of the work completed and with respect to which payment is sought (other than the first $100,000). Notwithstanding the foregoing, Landlord will have no obligation with respect to any Request for Payment if Tenant has


                                  Exhibit C-3
not theretofore made all payments due from Tenant with respect to Qualified Costs (other than the first $100,000) or if Tenant's construction has resulted in any liens then encumbering the Building or if Landlord's documentation with respect to the Request for Payment is not reasonably satisfactory to Landlord. In the event that after completion of construction, any portion of the Landlord's Construction Allowance remains unpaid, the balance will be paid to Tenant upon Tenant providing Landlord with lien waivers from Tenant's contractors and subcontractors with respect to all of the improvements.

        F. Changes to the Work

            Changes to the Working Drawings may be made only after written approval by the Landlord of an appropriate change request including all necessary construction documentation. Upon approval of a change, Tenant shall cause changes to the Working Drawings to be made to reflect the changes and Tenant will supply revised Working Drawings to the Landlord.

        G. Performance of Work

            Tenant agrees that all services and work performed on the Premises, including installation of telephone and carpeting, and delivery of materials and personal property to the Premises on behalf of or for the account of Tenant shall be performed or delivered, as the case may be only by persons whose employment for such tasks shall not result in any work stoppage or slow-down by union members working in the Building.

        H. Tenant's Representative

            Tenant hereby designates ______________________ as its sole representative with respect to the matters set forth in this Work Letter and such person shall have full authority and responsibility to act on behalf of Tenant as required herein. Tenant's Architect shall not be an authorized representative of Tenant unless Tenant specifically advised Landlord in writing of such designation.


                                  Exhibit C-4

                                    EXHIBIT D

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT


        THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of September __, 2000, by and among BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH, a banking corporation organized under the laws of the Federal Republic of Germany, having an address at 150 East 42nd Street, New York, New York 10017-4679, as agent for itself and other lenders ("Lender"), BRE/ONE BOSTON L.L.C., a Delaware limited liability company, c/o Blackstone Real Estate Acquisitions III L.L.C., having an address at 345 Park Avenue, 32nd Floor, New York, New York 10154 ("Landlord") and CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC., a Massachusetts corporation, having an address at One Memorial Drive, 1st Floor, Cambridge, Massachusetts 02142 ("Tenant").

                                    RECITALS

        A. Tenant has entered into that certain Lease Agreement, dated _____________ between Landlord, as landlord, and Tenant, as tenant, with respect to certain space comprising the 31st and 32nd floors (the "Demised Premises") in the building located at One Boston Place, Boston, Massachusetts (said lease, as hereafter amended and supplemented, subject to Paragraph 7 hereof, is hereinafter called the "Lease"; capitalized terms used herein and not otherwise defined herein shall have the same meanings set forth in the Lease); and

        B. Lender has agreed to make a loan ("Loan") to Landlord pursuant to the terms and conditions of a Credit Agreement, dated September 8, 2000, among Landlord, Lender and certain other parties (the "Credit Agreement"), a Mortgage, dated September 8, 2000, by Landlord for the benefit of Lender (the "Mortgage") and certain other Loan Documents (as defined in the Credit Agreement). Said Mortgage encumbers the land and improvements more particularly described in Exhibit A hereto (the "Premises"), of which the Demised Premises are a part, and Landlord's interest in the Lease; and

        C. Lender, Landlord and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein;

        NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties agree as follows:

        1. The Lease and all of Tenant's rights thereunder are and shall be at all times and in all respects subject and subordinate to the lien of the Mortgage and the other Loan Documents, and to all advances now or hereafter made under or secured by the Mortgage or the other Loan Documents, and all renewals, modifications, consolidations, replacements, substitutions, additions and extensions of the Mortgage and each other Loan Document and to any subsequent deed of trust, mortgages or assignments with which the Mortgage may be spread and/or consolidated.

        2. Provided Tenant complies with this Agreement and if Tenant shall not as of the date Lender commences a foreclosure action be in default under the Lease beyond the applicable period of grace, if any, provided therein, (i) Tenant shall not be named as a party in any action or proceeding to enforce the Mortgage, unless such joinder as a nominal party shall be required under applicable law, and in which Lender shall not seek affirmative relief from Tenant in such action or proceeding, (ii) the Lease shall not be cut off or terminated nor Tenant's possession thereunder be disturbed or interfered with by Lender in the exercise of its rights under the Mortgage, and (iii) subject to the provisions of Paragraphs 3 and 4 of this Agreement, Lender will recognize the Lease and Tenant's rights thereunder.

        3. Upon receipt by Tenant of written notice of any foreclosure of the Mortgage or other acquisition of the Landlord's estate in the Premises, Tenant shall attorn to Lender or any other party acquiring the Landlord's estate in the Premises or so succeeding to Landlord's rights (collectively, the "Successor Landlord") and shall recognize the Successor Landlord as its landlord under the Lease and Tenant shall promptly execute and deliver any instrument that the Successor Landlord may reasonably request in writing to evidence further said attornment.

        4. Upon such attornment after acquisition of the Landlord's estate in the Premises, the Lease shall continue in full force and effect as if it had been a direct lease between the Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable and Successor Landlord shall accept such attornment and recognize Tenant as tenant under the Lease except that the Successor Landlord shall not be (i) liable for any previous act or omission of Landlord under the Lease but shall be liable for any default continuing after the acquisition by the Successor Landlord of the Premises, (ii) subject to any offsets, defenses, claims or counterclaims that Tenant may have against Landlord, (iii) bound by any covenant to perform or complete any construction in connection with the Demised Premises or the Premises or to pay any sums to Tenant in connection therewith, (iv) bound by any prepayment of more than one (1) month's rent or other charges under the Lease unless such payment shall have been paid to and received by Successor Landlord, (v) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease made after the date hereof unless approved in writing by Lender, or (vi) liable for any security deposit given by Tenant under the Lease, unless and to the extent in Lender's possession on or after the date that Successor Landlord succeeds to the interest of Landlord under the Lease.

        5. The Agreement shall inure to the benefit of Lender or any Successor Landlord and shall be self-operative, and no further instrument shall be required to give effect thereto. Tenant, however, upon demand of Lender or any Successor Landlord, as the case may be, agrees to execute, from time to time, instruments in confirmation thereof, reasonably satisfactory to Lender or any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Paragraph shall be construed to impair any right otherwise exercisable by Lender or any such Successor Landlord.

        6. Tenant from and after the date hereof shall send a copy of any notice of default or notice in connection with the commencement of any action to terminate the Lease or similar statement under the Lease to Lender at the same time such notice or statement is sent to Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, such notice shall not be effective unless Lender shall have been given such notice and shall have failed to cure such default as hereinafter provided. Such notices shall be sent by certified or registered mail, postage prepaid, return receipt requested, or shall be delivered to Lender at the following address (or at such other address as Lender shall specify in a written notice to Tenant at the address specified above for Tenant):

        Bayerische Hypo- und Vereinsbank AG
        150 East 42nd Street
        New York, New York 10017-4679
        Attention:
                   ------------------------
        Facsimile No.: (212) 672-5527
        with a copy simultaneously sent to:

               Schulte Roth & Zabel L.L.P.
               900 Third Avenue
               New York, New York  10022
               Attention: Farid Maluf, Esq.
               Facsimile No.:  (212) 593-5955

Any such notice of default shall be deemed. to be given to Lender on the earlier to occur of (a) the day of receipt (as evidenced by a receipt signed by Lender or the refusal to accept delivery by Lender) or (b) five (5) business days after deposit in the mail of a copy of the notice sent certified mail, return receipt requested. With respect to the commencement by Tenant of any action to terminate the Lease, Lender shall have the right, but not the obligation, to cure any default on the part of Landlord which is the basis for such action within a reasonable time (including the time required for Lender to foreclose the Mortgage and obtain possession of the Premises if such possession is necessary to effect such cure) after receipt of the notice by Tenant with respect to such action, so long as Lender is diligently prosecuting such cure and/or the foreclosure of the Mortgage if possession of the Premises is necessary to effect such cure.

        7. Tenant shall not change, or consent to a change in, the terms, covenants, conditions and agreements of the Lease in any manner which would be binding on Lender without the express consent in writing of Lender. No exercise by Landlord of any right to terminate the Lease, and no acceptance of any termination, surrender or cancellation of the Lease (except as expressly set forth in the last sentence of Paragraph 6 above), shall be effective unless Lender shall have expressly consented thereto in writing.

        8. Anything herein or in the Lease to the contrary notwithstanding, in the event that Successor Landlord shall acquire title to the Premises, except as expressly set forth herein, Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord's then interest, if any, in the Premises and Tenant shall look exclusively to such interest of Successor Landlord, if any, in the Premises for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease and Successor Landlord is hereby released and relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Premises and Tenant will not collect or attempt to collect any such judgment (i) from any officer, director, shareholder, partner, employee, agent or representative of Successor Landlord or (ii) out of any assets of Successor Landlord other than Successor Landlord's estate or interest in Premises.

        9. (a) Tenant acknowledges that it has notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender pursuant to the Mortgage and the other Loan Documents as part of security for the obligations secured by the Mortgage and the other Loan Documents. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay its rent and other sums due under the Lease to Lender or as Lender shall direct in writing to Tenant at address for notices set forth in the Lease.

            (b) Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all claims, losses or damages of whatever nature arising from Tenant's compliance with Paragraph 9.

        10. Landlord hereby consents to the terms and provisions of this Agreement, including, without limitation, Paragraph 9 hereof.

        11. This Agreement may not be modified, amended or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

        12. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

        13. This Agreement may be executed in any number of counterparts. All such counterparts will be deemed to be originals and will together constitute but one and the same instrument.

        14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                        (SPACE LEFT INTENTIONALLY BLANK)

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                     LENDER

                     BAYERISCHE HYPO- UND VEREINSBANK,
                     a New York banking corporation, as Agent and Lender


                     By:
                            --------------------------------------------
                            Name:
                            Title:


                     By:
                            --------------------------------------------
                            Name:
                            Title:


                     LANDLORD

                     BRE/ONE BOSTON L.L.C., a Delaware limited liability company


                     By:
                            --------------------------------------------
                            Name:
                            Title:


                     TENANT

                     CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC., a ______


                     By:
                            --------------------------------------------
                            Name:
                            Title:


                     (ACKNOWLEDGEMENTS ATTACHED)